Exhibit 23.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, SUITE 3-200 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78730-1111 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008

512-249-7000 817- 336-2461 713-651-9944

www.cgaus.com

Consent of Cawley, Gillespie & Associates, Inc.

March 27, 2026

Permian Basin Royalty Trust

Argent Trust Company

3838 Oak Lawn Avenue, Suite 1720

Dallas, Texas 75219

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10‑K for the year ending December 31, 2025 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2025, based on reserve reports dated February 26, 2026, prepared by Cawley, Gillespie & Associates, Inc.

Submitted,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

J. Zane Meekins, P. E
Executive Vice President